UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2014

THE SPENDSMART PAYMENTS COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2680 Berkshire Pkwy, Suite 130 Des Moines, Iowa	50325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 497-6081

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2014, The SpendSmart Payments Company, a Colorado corporation (“we,” “us,” “our,” or the “Company”), entered into subscription agreements (“Subscription Agreement”) with accredited investors pursuant to which we issued 730,001 shares of our Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and warrants to purchase 2,920,004 shares of our common stock, exercisable during the five-year period commencing on the date of issuance at $1.10 per share (the “Warrants”).

This offering resulted in gross proceeds to us of approximately $2,190,002.  Maxim Group LLC, a FINRA registered broker-dealer, in connection with the financing received a cash fee totaling $219,000.20 and will receive warrants to purchase up to 73,001 shares of common stock at an exercise price of $1.265 per share as compensation. The Series C Preferred Stock and the Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

The Company sold an aggregate of 4,072,426 shares of Series C Preferred Stock and 16,289,704 Warrants while raising aggregate gross proceeds of $12,217,186.

The summary of the Offering described above, and the summary of the terms of the securities and agreements related to such Offering, are qualified in their entirety by reference to the Form of Subscription Agreement and Form of Warrant which are filed as Exhibits 10.1 and 4.1 respectively.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.  The investors in that financing met the accredited investor definition of Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”).  The offer and sale of the Series C Preferred Stock and Warrants in the offering were made in reliance on the exemption from registration afforded under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.  The Offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.  This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 and 3.02 above of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On March 14, 2014, the Company filed an amendment (the “Amendment”) to the Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights (the “Certificate of Designations”) of its Series C Convertible Preferred Stock with the Secretary of State of the State of Colorado to amend our articles of incorporation. The Amendment related to increasing the total number of Series C Preferred Stock authorized to be issued to 4,299,081 in the aggregate.

The Certificate of Designations sets forth the rights, preferences and privileges of the Series C Preferred Stock. As provided in our articles of incorporation, the filing of the Certificate of Designations was approved by our Board of Directors. The following is a summary of the rights, privileges and preferences of the Series C Preferred Stock:

Number of Shares: The number of shares of Series C Preferred Stock designated as Series C Preferred Stock is to 4,299,081 (which shall not be subject to increase without the written consent of all of the holders of the Series C Preferred Stock or as otherwise set forth in the Certificate of Designation; provided however that the Company may authorize and issue additional shares of Series C Preferred Stock in the event the Maximum Offering Amount (as defined in the Subscription Agreement by and between the Company and each Holder dated as of even date herewith) is increased).

Stated Value: The initial Stated Value of each share of Series C Preferred Stock is $3.00 (as adjusted pursuant to the Certificate of Designation).

Voluntary Conversion: The Series C Preferred Stock shall be convertible at the option of the holder, into common stock at the applicable conversion price, subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Certificate of Designations. In addition, the Company has the right to require the holders to convert to common stock under certain enumerated circumstances.

Mandatory Conversion: At the Company’s sole option, each outstanding share of Series C Preferred Stock may be converted into shares of common stock at the applicable conversion price immediately prior to the close of business on the date that the volume weighted average price of the common stock, based on the closing price on the or any other market or exchange where the same is traded, shall exceed $4.00 per share for any 30 consecutive trading days anytime from the Original Issue Date with an average daily trading volume of 100,000 shares (such numbers shall be proportionally adjusted for dividends, stock splits, common stock combinations and recapitalizations involving the common stock).

Voting Rights: Except as described in the Certificate of Designations, holders of the Series C Preferred Stock will vote together with holders of the Company common stock on all matters, on an as-converted to common stock basis, and not as a separate class or series (subject to limited exceptions).

Liquidation Preferences: In the event of any liquidation or winding up of the Company prior to and in preference to any Junior Securities (including common stock), the holders of the Series C Preferred Stock will be entitled to receive in preference to the holders of the Company common stock a per share amount equal to the Stated Value (as adjusted pursuant to the Certificate of Designations).

The foregoing summary of the rights, privileges and preferences of the Series C Preferred Stock is qualified in its entirety by reference to the Amendment to the Certificate of Designations for the Series C Preferred Stock and the Certificate of Designations for the Series C Preferred Stock which are filed as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description
3.1	Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock of The SpendSmart Payments Company dated March 14, 2014.

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock of The SpendSmart Payments Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2014).

3.3	Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock of The SpendSmart Payments Company dated March 6, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2014).

4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2014).

10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE SPENDSMART PAYMENTS COMPANY
/s/ Alex Minicucci
Dated: March 18, 2014	By:	Alex Minicucci
Chief Executive Officer